AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 28th day of June, 2011, by and among ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco”), and YUUZOO CORPORATION BVI, a corporation organized under the laws of the British Virgin Islands (“YuuZoo”).

RECITALS:

Alanco is a publically traded corporation whose shares are currently traded on the Nasdaq Capital Market under the symbol ALAN. Alanco recently sold its remaining operating business assets, but retains substantial investment assets.

YuuZoo is an end-to-end mobile solutions platform provider offering vertically integrated internet content developed specifically for mobile phone handsets and computers, including targeted mobile social networks, mobile commerce and a mobile payment platform.

            The respective Boards of Directors of Alanco and YuuZoo have concluded that it is to their respective companies’ mutual advantage and benefit to effect a reorganization whereby YuuZoo shall acquire Alanco through a reverse merger whereby YuuZoo will be merged into Alanco pursuant to this Agreement and in accordance with the applicable laws of the State of Arizona and the British Virgin Islands, intending the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the 1986 Internal Revenue Code of the United States of America.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

1.0           The Merger.

1.1           Transfer of Property and Liabilities.  Upon the Effective Date (as defined in Section 11 hereof), the separate existence of YuuZoo shall cease; all of the outstanding shares of stock of YuuZoo shall be exchanged for and converted into shares of common stock of Alanco, as hereinafter provided; and upon the filing of the Plan of Merger as well as Articles of Amendment and Merger with the Arizona Corporation Commission and the filing of the Plan of Merger as well as Articles of Merger with the Registrar of Corporate Affairs of the British Virgin Islands, Alanco shall possess all the rights, privileges, immunities, powers, and purposes, and all the property, real and personal, causes of action, and every other asset of YuuZoo, and shall assume and be liable for all the liabilities, obligations, and penalties of YuuZoo, in accordance with Section 10-1106 of the Arizona Revised Statutes and Section 173 of the BVI Business Companies Act 2004.

1.2           Surviving Corporation.  Following the merger, the existence of Alanco shall continue unaffected and unimpaired by the merger as the surviving corporation, with all the rights, privileges, immunities, and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the State of Arizona. The Articles of Incorporation and Bylaws of Alanco, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and, except as provided in Section 1.3, shall not be changed in any manner by the merger. The directors of Alanco immediately following the Effective Date shall be as set forth in Section 1.4 below, and the officers of Alanco immediately following the Effective Date shall be as set forth in Section 1.5 below.

1.3           Name of Surviving Corporation.  The Articles of Incorporation of the surviving corporation shall be amended to change its name to YuuZoo Corporation.

1.4           Directors of the Surviving Corporation.  The Board of Directors of Alanco as the surviving corporation shall consist of one member selected by Alanco, namely, Robert R. Kauffman, and eight members chosen by YuuZoo, five of which must be “independent” as defined by the rules of the Securities and Exchange Commission and Nasdaq.

1.5           Officer of the Surviving Corporation.  The principal officers of Alanco as the surviving corporation shall be as follows:

Office                                                                                      Name
Executive Chairman and Chief Executive Officer            Thomas Zilliacus
Executive Director and CVO                                               Ronald Creevey
Chief Financial Officer                                                         Ken Ng

1.6           Management Advisors to Surviving Corporation.  Robert R. Kauffman, current Alanco CEO, and John A. Carlson, current Alanco CFO, shall continue as employees of the surviving corporation in management advisory rolls for a minimum period through the filing of the surviving corporation’s 10-K for the fiscal year ended June 30, 2012.

2.0           Status and Conversion of Shares.

2.1           Continued Status of Alanco Common Stock.  Each issued and outstanding share of Alanco Class A Common Stock (”Alanco Common Stock”) shall continue to be an issued and outstanding share of Alanco Common Stock.

2.2           Conversion of YuuZoo Common Stock.  All of the shares of YuuZoo Common Stock issued and outstanding immediately prior to the Effective Date shall be converted by the merger into shares of Alanco Common Stock.  Therefore, upon the Effective Date, each share of issued and outstanding YuuZoo Common Stock outstanding on the Effective Date shall be converted into fully paid and nonassessable shares of authorized but previously unissued Alanco Common Stock, so that the YuuZoo shareholders own eighty-eight (88%) percent (based upon a negotiated value for YuuZoo of $88 million (“YuuZoo’s Value”)) of the total number of shares of Alanco Common Stock then outstanding, and the Alanco shareholders own twelve (12%) percent (based upon a negotiated value for Alanco of $12 million (“Alanco’s Value”)) of the total number of shares of Alanco Common Stock outstanding as of the date hereof.  The calculation of the number of shares of Alanco Common Stock to be issued to YuuZoo shareholders upon the Effective Date shall be based upon the number of shares of Alanco Common Stock currently outstanding, namely, 4,663,411 shares.  Any additional shares of Alanco Common Stock issued by Alanco with respect to the exercise of outstanding stock options before Closing shall not be counted in the calculation, however, in the event the Alanco Series B Convertible Preferred Stock is converted into or redeemed with Alanco Common Stock prior to the Closing Date, such additionally issued shares of Alanco Common Stock shall be included in the base number of shares comprising the Alanco shareholders’ 12% interest in the surviving corporation.  The foregoing relative percentages to be held by the YuuZoo shareholders and the Alanco shareholders is subject to adjustment in accordance with Section 2.5 below.  The aggregate number of shares to be issued pursuant to this Section, as adjusted pursuant to Section 2.5, shall be known as the “Closing Shares.”  (For clarification, all issued and outstanding shares of YuuZoo Series C Preferred Stock and Series D Preferred Stock shall be converted into YuuZoo Common Stock before the Closing Date so that YuuZoo only has common stock outstanding as of the Closing Date.)

2.3           Mechanics of Conversion.  After the Effective Date, each holder of shares of YuuZoo Common Stock shall surrender the certificate or certificates for the same to Alanco’s stock transfer agent, Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, CO 80401 (the “Exchange Agent”), and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Alanco Common Stock into which the shares so surrendered shall have been converted as described above. Until so surrendered, each outstanding certificate which prior to the Effective Date represented shares of YuuZoo Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Alanco Common Stock into which the YuuZoo shares shall have been converted.

2.4.           No Fractional Shares.  No certificate for a fractional share of Alanco Common Stock shall be issued upon the exchange described herein, but in lieu thereof, there shall be issued to each holder who would have otherwise received a certificate for a fractional share cash equal to the value of such fractional share with the value of a full share of Alanco Common Stock determined to be equal to the average closing price of the Alanco Common Stock on the Nasdaq Capital Market for the twenty trading days immediately proceeding the Effective Date.

2.5           Alanco Net Asset Adjustment.  The aggregate number of shares to be issued to YuuZoo shareholders pursuant to Section 2.2 above shall be adjusted in the event the Net Assets of Alanco are below $6,000,000 or in excess of $10,000,000.  The “Net Assets of Alanco” means the sum of Alanco’s cash (excluding cash realized from the exercise of outstanding Alanco stock option from the date hereof through the Closing Date), any amount owed to Alanco by YuuZoo (excluding cash loaned by Alanco to YuuZoo from cash realized from the exercise of outstanding Alanco stock option from the date hereof through the Closing Date), and the value of Orbcomm Inc. stock owned by Alanco as of the Closing Date.  Each share of Orbcomm Inc. common stock owned by Alanco shall be valued at the average closing price for such shares for the five (5) trading days immediately preceding the Closing Date.  The adjustment shall be as follows:

Net Assets                                           Adjustment

Below $6,000,000	Alanco’s Value of $12,000,000 shall be reduced dollar-for-dollar for each dollar that the Net Assets of Alanco are less than $6,000,000.

In excess of $10,000,000	Alanco’s Value of $12,000,000 shall be increased dollar-for-dollar for each dollar that the Net Assets of Alanco are greater than $10,000,000.

Alanco’s Value (as adjusted above) shall be added to YuuZoo’s Value of $88,000,000, which sum shall be used to determine each party’s relative percentage to be inserted in Section 2.2 above. For example, if the value of the Net Assets of Alanco as of the Closing Date equals $5,000,000, then Alanco’s Value will equal $11,000,000 instead of $12,000,000.  The resulting relative ownership percentages would then equal 11.1% for Alanco’s shareholders and 88.9% for YuuZoo’s shareholders.  If, on the other hand, the value of the Net Assets of Alanco as of the Closing Date equals $11,000,000, then Alanco’s Value will equal $13,000,000.  The resulting relative ownership percentages would then equal 12.9% for Alanco’s shareholders and 87.1% for YuuZoo shareholders.

3.0           Status and Conversion of Outstanding Stock Options and Warrants.  All Alanco outstanding stock options to its employees and directors, and outstanding warrants to investors shall continue to be an issued and outstanding options or warrants, as the case may be without modification in their terms.  All YuuZoo options outstanding under its Employee Stock Option Plan, and all warrants outstanding to investors and consultants, shall be exercised on or before the Closing Date so that YuuZoo shall not have any outstanding stock options or warrants as of the Closing.

4.0           Additional Shares of Alanco Common Stock Based Upon YuuZoo Financial Performance.  Alanco may issue additional shares of Alanco Common Stock (the “Earn Out Shares”) to the YuuZoo shareholders in connection with the merger based upon the financial performance of YuuZoo for the twelve months ending June 30, 2012 (the Measuring Period”).  In particular, if the audited net income of YuuZoo determined in accordance with U.S. GAAP (the “Net Income”) equals $5,000,000, Alanco shall issue an additional 1,000,000 shares of Alanco Common Stock to YuuZoo shareholders.  For each additional US Dollar of Net Income earned during the Measuring Period, Alanco shall issue one additional share of Alanco Common Stock to YuuZoo shareholders.  In addition to the foregoing, if YuuZoo has $10,000,000 or more of Net Income during the Measuring Period, Alanco shall issue an additional 1,500,000 shares to YuuZoo shareholders.  Notwithstanding the foregoing, the total number of Earn Out shares issuable pursuant to this Section shall be limited so that the Earn Out Shares plus the Closing Shares aggregate to not more than 92% of the total number of issued and outstanding shares of Alanco common Stock at the Closing assuming that all of the Earn Out Shares to be issued were also issued at the Closing.

The Earn Out Shares shall be issued to the YuuZoo shareholders as of the Closing Date in proportion to their YuuZoo common stock ownership as of the Closing Date.  The Earn Out Shares shall be issued as soon as practicable following the end of the Measurement Period, but not later than thirty (30) days after the filing of the 10-K report that includes the audited Net Income.

5.0           Representations and Warranties of YuuZoo.  YuuZoo represents and warrants to Alanco as follows, and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf.  Any of the following representations or warranties that refer to a Schedule means the Schedule with the same number included with the YuuZoo Disclosure Schedules that shall be delivered by YuuZoo to Alanco on or before July 15, 2011.

5.1.           Organization and Standing.  YuuZoo is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.  YuuZoo is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by YuuZoo or the nature of the business conducted by YuuZoo makes such qualification necessary.  YuuZoo is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location.  True and accurate copies of YuuZoo's Organization Memorandum and Articles of Association, as amended, and By-laws, as presently in effect, shall be included Schedule 5.1 of the YuuZoo Disclosure Schedules.

5.2.           Capitalization. The authorized and outstanding capital of YuuZoo shall be shown on Schedule 5.2 of the YuuZoo Disclosure Schedules.  All issued shares of capital stock have been validly authorized and issued and are fully paid and nonassessable.  All issued and outstanding shares of YuuZoo Series C Preferred Stock and Series D Preferred Stock shall be converted into YuuZoo Common Stock before the Closing Date.  All options, warrants or other rights outstanding concerning the right to purchase or acquire of any shares of capital stock or similar equity or debt instruments of YuuZoo, including the name of the holder, the date of issuance, date of expiration, and exercise price per share, shall be shown on Schedule 5.2 of the YuuZoo Disclosure Schedules.  All options, warrants or other rights outstanding concerning the right to purchase or acquire of any shares of capital stock or similar equity or debt instruments of YuuZoo shall be exercised on or before the Closing Date so that no such options, warrants or other rights will be outstanding as of the Closing.

5.3.           Subsidiaries.  Except for YuuZoo Content Management Pte Ltd, YuuZooNow! Pte Ltd, YuuZoo Technology & Services Pte Ltd, and YuuPay Management Pte Ltd, each of which is organized under the laws of Singapore (each a "Subsidiary" and together the "Subsidiaries"), and except as shown on Schedule 5.3 of the YuuZoo Disclosure Schedules, YuuZoo has no subsidiaries or affiliated companies and does not otherwise presently own or control, or have any investment in, directly or indirectly, any other corporation, association, or other business entity.  Each Subsidiary is duly organized, validly existing and in good standing under the laws of the country of its incorporation and is wholly owned by YuuZoo, except that YuuZoo owns 51% of YuuPay Management Pte Ltd.  Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by the Subsidiary or the nature of the business conducted by the Subsidiary makes such qualification necessary.  Each Subsidiary has all the requisite corporate power, authority, licenses and permits that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.

5.4.           Authorization.  YuuZoo has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of YuuZoo and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of YuuZoo under this Agreement has been, or will be taken prior to the Closing.  This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of YuuZoo, enforceable in accordance with its terms.

5.5.           Governmental Consents.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of YuuZoo in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, except for the approval of the office of the Registrar of Corporate Affairs for the British Virgin Islands with respect to the Plan of Merger and Articles of Merger to be filed therewith.

5.6.           Compliance with Other Instruments.  YuuZoo will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Organization Memorandum or Articles of Association or By-laws, as amended and in effect on the date hereof, or of any provision of any instrument, contract or lease to which it is a party, or to YuuZoo’s knowledge, of any provision of any judgment, writ, decree, order, statute, rule, or governmental regulation applicable to YuuZoo.

5.7.           Financial Statements.  A balance sheet, income statement and statement of cash flows as of and for each of the fiscal years ending December 31, 2010, and December 31, 2009, and a balance sheet, income statement and statement of cash flows as of and for the period ending March 31, 2011 for YuuZoo (collectively, the "YuuZoo Financials"), shall be included as Schedule 5.7 of the YuuZoo Disclosure Schedules.  The 2010 and 2009 year-end financial statements are presently being audited, and such audited statements shall be substituted for the unaudited statements when available.  The YuuZoo Financials shall be presented under United States Generally Accepted Accounting Principles (“US GAAP”).

The YuuZoo Financials have been prepared by management, are true and correct and fairly present the financial position of YuuZoo as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation.  YuuZoo has established a standard system of accounting and has consistently carried out and administered the same.  Except to the extent reflected or reserved against or disclosed in the YuuZoo Financial Statements, as of their respective dates, YuuZoo has not incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of YuuZoo).

5.8           Undisclosed Liabilities.  Except as set forth on Schedule 5.8 of the YuuZoo Disclosure Schedules, YuuZoo has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of YuuZoo, which (i) have not been reflected in the YuuZoo Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since March 31, 2011, consistent with past practices.

5.9           Inventory.  The inventory of YuuZoo, as reflected in the Financial Statements, consists of a quality and quantity usable and saleable in the ordinary course of business.  The inventory is stored and/or located at premises owned or leased by YuuZoo or at YuuZoo's suppliers.  The value at which YuuZoo's inventory is reflected in the YuuZoo Financial Statements is the cost thereof on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of YuuZoo.  YuuZoo has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

5.10           Accounts Receivable.  Except as set forth in Schedule 5.10 of the YuuZoo Disclosure Schedules, no amount included in the accounts receivable of YuuZoo as of March 31, 2011, has been released for an amount less than the value at which it was included or is currently regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor.  Such receivables are not, to the best knowledge of YuuZoo, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the YuuZoo Financial Statements.

5.11.           No Prebillings.  YuuZoo has not prebilled or received payment, and YuuZoo will not prebill or receive payment, from any of its accounts for goods to be delivered or for services to be rendered or for expenses to be incurred subsequent to the date hereof, other than in the ordinary course of business, which shall amount to not more than $10,000.  YuuZoo does not book any such prebilling received as a sale, nor does it book any profit therefrom prior to its actual shipment of the products ordered.

5.12.           Changes.  Except as set forth in Schedule 5.12 of the YuuZoo Disclosure Schedules, since March 31, 2011:

(a)           YuuZoo has not entered into any transaction which was not in the ordinary course of business;

(b)           There has been no material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of YuuZoo other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

(c)           There has been no material damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of YuuZoo;

(d)           YuuZoo has not increased the compensation of any of its officers or the rate of pay of their employees as a group, except as part of regular compensation increases in the ordinary course of business;

(e)           There has been no resignation or termination of employment of any key officer or employee of YuuZoo, and YuuZoo does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have an adverse effect on the business of YuuZoo;

(f)           There has been no labor dispute involving YuuZoo or any of its employees and none is pending or, to the best of YuuZoo's knowledge, threatened;

(g)           There have not been any changes, except in the ordinary course of business, in the contingent obligations of YuuZoo, by way of guaranty, endorsement, indemnity, warranty or otherwise;

(h)           There have not been any loans made by YuuZoo to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business;

(i)           To YuuZoo’s knowledge, there has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting the business of YuuZoo; and

(j)           There has been no other event or condition of any character pertaining to and materially adverse to the assets or business of YuuZoo.

5.13           Title to Assets; Liens, etc.  The assets of YuuZoo, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of the business of YuuZoo (“Assets”) are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended.  The Assets have been maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect.  YuuZoo has good and marketable title to the Assets, free and clear of all liens, other than the lien for current taxes not yet due and payable and liens set forth on Schedule 5.13 of the YuuZoo Disclosure Schedules. Schedule 5.13 of the YuuZoo Disclosure Schedules shall identify and set forth a complete list of each parcel of real estate or interest therein owned or leased by YuuZoo.  The buildings and improvements owned or leased by YuuZoo and the uses thereof do not contravene any zoning or building law or ordinance or violate any restrictive covenant.  Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of YuuZoo, free and clear of all liens.  No default or event of default on the part of YuuZoo, as lessee or mortgagor, as the case may be, exists with respect to any lease or mortgage (and related loan documents) with respect to such real property.

5.14           Patents and Other Intangible Intellectual Assets.

(a)           Schedule 5.14 of the YuuZoo Disclosure Schedules shall set forth a complete and correct list of YuuZoo's intellectual property, including but not limited to US and foreign patents, patent applications, written records of inventions, registered and unregistered trademarks, trade names, service marks, certification marks, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

(b)           Except as set forth in Schedule 5.14 of the YuuZoo Disclosure Schedules, YuuZoo (i) has legal and equitable title to, or has by license or other grant, the right to use, free and clear of all liens, all proprietary technology or information, patents, both US and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not, to the best of YuuZoo's knowledge, infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party in the conduct of its business as now conducted; (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business; (v) has no notice, knowledge or belief that any of YuuZoo's patents, trademarks, trade names, service marks, certification marks or copyrights are invalid, and all registrations, where filed, are subsisting and are registered in the name of YuuZoo; and (vi) has no notice, knowledge or belief that any of the technology or information used in the conduct of its business was illegally obtained.

(c)           YuuZoo employs procedures in its daily operations to maintain the proprietary nature of, owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold by YuuZoo, free and clear of any liens, including without limitation, all claims of current and former employees, consultants, officers, directors and stockholders of YuuZoo.

5.15.           Contracts and Obligations.  Set forth in Schedule 5.15 of the YuuZoo Disclosure Schedules shall be a list of all material written and oral agreements, contracts, indebtedness, liabilities and other obligations to which YuuZoo is a party or by which it is bound which (a) obligate YuuZoo to share, license or develop any product or technology; (b) involve transactions or proposed transactions between YuuZoo and its officers, directors, stockholders, affiliates or any affiliate thereof; (c) involve strategic arrangements or cooperation agreements; (d) involve commitments for inventory items or supplies in excess of $10,000; (e) are for a term longer than twelve (12) months; (f) are written license or franchise agreements; (g) are with any country government; or (h) involve receipts or expenditures by YuuZoo greater than $100,000 in any twelve-month period.  Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been made available for inspection by Alanco.  All such agreements are legal, valid and binding obligations and are in full force and effect in all material respects.  Except as set forth in Schedule 5.15 of the YuuZoo Disclosure Schedules, YuuZoo has avoided every condition and has not performed any act the occurrence of which would result in YuuZoo's loss of any right granted under any license, franchise or other agreement.

5.16           Conflicts of Interest; Transactions with Principals. Except as described in Schedule 5.16, no officer, director or stockholder of YuuZoo and no affiliate (as defined under the United States Securities Act of 1933, as amended) of any such officer, director or stockholder has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to YuuZoo or which purchases services or products from YuuZoo or whose services or products are similar to those furnished or sold by YuuZoo, or (b) a beneficial interest in any contract, agreement or commitment to which YuuZoo may be bound.

5.17           Outstanding Indebtedness.  YuuZoo has no indebtedness for borrowed money (including deferred compensation) which YuuZoo has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which YuuZoo has otherwise become directly or indirectly liable, other than as disclosed in Schedule 5.17 of the YuuZoo Disclosure Schedules or the YuuZoo Financial Statements.

5.18           Employees.  Except as set forth in Schedule 5.18 of the YuuZoo Disclosure Schedules, YuuZoo has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees.  There are no employee or labor disagreements or union organization activities pending or threatened between YuuZoo and its employees, and YuuZoo is not a party to any union or collective bargaining agreement.  YuuZoo complied with all applicable federal and state equal employment opportunity laws and other laws related to employment.  YuuZoo is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with YuuZoo, whether as a result of the transactions contemplated hereby or otherwise, nor does YuuZoo have a present intention to terminate the employment of any of the foregoing.  To YuuZoo's knowledge, no employee of YuuZoo is in violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by YuuZoo because of the nature of the business conducted by YuuZoo or for any other reason, and the continued employment by YuuZoo of its present employees will not result in any such violation.

5.19           Employee Benefit Plans.

(a)           Schedule 5.19 of the YuuZoo Disclosure Schedules shall set forth:

(i)           all other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance hospitalization, medical insurance, and life insurance programs maintained by YuuZoo or any of its affiliates (“Welfare Plans”); and

(ii)           all employee pension benefit plans to which YuuZoo or any of its affiliates have made contributions during the preceding five (5) years thereunder, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs (the "Pension Plans").  The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Employee Benefit Plans."

(b)           No YuuZoo Employee Benefit Plan is required to be qualified under ERISA or other applicable laws.

(c)           YuuZoo has no formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of YuuZoo.

(d)           Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of YuuZoo.

5.20           Taxes.  YuuZoo has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it ("Tax Returns").  YuuZoo has paid, or adequate provision has been made on the YuuZoo Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes").  No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by YuuZoo.  There are no tax examinations or audits underway involving YuuZoo.

5.21           Insurance.  All Assets of YuuZoo are covered by such fire, casualty, product liability, environmental liability and other insurance policies issued by reputable insurers as are customarily obtained to cover comparable properties and assets by businesses in the region in which the Assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions.  Schedule 5.21 of the YuuZoo Disclosure Schedules shall set forth a list and description of all of the policies of insurance and fidelity or surety bonds carried by YuuZoo, including, but not limited to, fire, liability, product liability, workers' compensation, officers' life, and directors' and officers' liability insurance policies.  YuuZoo has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion and all insurance premiums due and payable by YuuZoo in connection with the policies set forth on Schedule 5.21 prior to the date hereof have been paid.  There are no outstanding written requirements or written recommendations by any insurance company that issued a policy with respect to any of the assets of YuuZoo, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the assets or requiring or recommending any equipment or facilities to be installed on or in connection with any of the assets.  YuuZoo does not have any knowledge of any proposed increase therein and does not know of any conditions or circumstances applicable to its business which might result in such increase, except for those conditions generally applicable to the industry in which YuuZoo is engaged in business.  There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of YuuZoo, no basis for any such material claim, action, suit or proceeding exists.  There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and YuuZoo is in compliance with all conditions contained therein.

5.22           Compliance With Laws.

(a)           To YuuZoo’s knowledge, YuuZoo is in full compliance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.

(b)           Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by YuuZoo to conduct its business.

5.23           Litigation.  Except as set forth in Schedule 5.23 of the YuuZoo Disclosure Schedules, to YuuZoo’s knowledge, there is no action, suit, arbitration, proceeding or investigation pending or threatened against YuuZoo before any court or administrative agency, nor does YuuZoo know or have any reason to know of any basis for any such action, proceeding or investigation.  YuuZoo has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

5.24           Brokers.  YuuZoo has not employed any broker, finder of financial advisor, or incurred any direct or indirect liability for any broker’s fees, commission, or financial advisory or finder’s fees in connection with any of the transactions contemplated by this Agreement, except for Halcyon Cabot Partners Ltd.  A complete and accurate copy of the engagement agreement with said firm has been given to Alanco.

5.25           Full Disclosure; No Misrepresentation.  YuuZoo has fully provided Alanco with all the information which Alanco has requested for deciding whether to enter into this Agreement.  Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of YuuZoo pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

6.0           Representations and Warranties of Alanco.  Alanco represents and warrants to YuuZoo as follows, and acknowledges and confirms that YuuZoo is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by YuuZoo or on its behalf.  Any of the following representations or warranties that refer to a Schedule means the Schedule with the same number included with the Alanco Disclosure Schedules that shall be delivered by Alanco to YuuZoo on or before July 15, 2011.

6.1           Organization and Standing.  Alanco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and have all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.  Alanco is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Alanco or the nature of the business conducted by Alanco makes such qualification necessary.  Neither Alanco nor any Subsidiary (as defined in Section 6.3) is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location.  True and accurate copies of Alanco's Articles of Incorporation, as amended, and By-laws, as presently in effect, shall be included as Schedule 6.1 of the Alanco Disclosure Schedules.

6.2           Capitalization. (a) The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of Alanco is set forth in the SEC Reports (as hereinafter defined).  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Alanco Common Stock, or contracts, commitments, understandings or arrangements by which Alanco is or may become bound to issue additional shares of Alanco Common Stock, or securities or rights convertible or exchangeable into shares of Alanco Common Stock.

(b)           The shares of Common Stock of Alanco to be acquired by the YuuZoo shareholders pursuant to this Agreement are not subject to any transfer restrictions or limitations except as provided in section 7 of this Agreement.

6.3.           Subsidiaries.  Alanco has no subsidiaries with ongoing operations.  The SEC Reports identify certain subsidiaries as discontinued operations, the businesses and assets of which have been sold (each an "Alanco Subsidiary" and together the "Alanco Subsidiaries").  Alanco has no other subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

6.4.           Validity of Common Stock.  The Alanco Common Stock, when issued and delivered to the YuuZoo shareholders in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free and clear of all liens.

6.5           Authorization.  Alanco has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of Alanco and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Alanco under this Agreement and for the authorization, issuance and delivery of the Alanco Common Stock being issued under this Agreement by Alanco has been, or will be taken prior to Closing.  This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Alanco, enforceable in accordance with its terms.

6.6           Governmental Consents.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Alanco in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, except for filing of the Plan of Merger and Articles of Amendment and Merger with the Arizona Corporation Commission in connection with the Closing of this Agreement.  Based in part upon the accuracy of YuuZoo’s representations and warranties as set forth in Section 7.1, the issuance of the Alanco Common Stock by Alanco in conformity with the terms of this Agreement is exempt from the registration requirements of all applicable US and state securities laws.

6.7           Compliance with Other Instruments.  Alanco will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Alanco.

6.8           SEC Reports; Financial Statements.  Alanco has filed with the United States Securities and Exchange Commission (“SEC”) all reports, including amendments thereto, required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Alanco included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Alanco and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All material agreements which are required to be disclosed in the SEC Reports have been disclosed in the SEC Reports.

6.9           Undisclosed Liabilities.  Except as shown on Schedule 6.9 of the Alanco Disclosure Schedules, Alanco has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Alanco, which (i) have not been reflected in the SEC Reports, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since March 31, 2011, consistent with past practices. Prior to the Effective Date, Alanco will have engaged only in the transactions contemplated by this Agreement, will have no material liabilities, and will have incurred no obligations except in connection with its performance of the transactions provided for in this Agreement or otherwise disclosed in the SEC Reports.

6.10           Contracts and Obligations.  Set forth in Schedule 6.10 of the Alanco Disclosure Schedules shall be a list of all material written and oral agreements, contracts, indebtedness, liabilities and other obligations to which Alanco is a party or by which it is bound which (a) involve transactions or proposed transactions between Alanco and its officers, directors, stockholders, affiliates or any affiliate thereof; (b) involve commitments in excess of $10,000; (c) are for a term longer than twelve (12) months; or (d) involve receipts or expenditures by Alanco greater than $100,000 in any twelve-month period.  Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been made available for inspection by Alanco.  All such agreements are legal, valid and binding obligations and are in full force and effect in all material respects.  Except as set forth in Schedule 6.10, Alanco has avoided every condition and has not performed any act the occurrence of which would result in Alanco's loss of any right granted under any agreement.

6.11           Changes.  Except as set forth in Schedule 6.11 of the Alanco Disclosure Schedules or as disclosed in the SEC Reports, since March 31, 2011:

(a)           Neither Alanco nor any Alanco Subsidiary has entered into any transaction which was not in the ordinary course of business;

(b)           Alanco has not declared or paid any dividend or made any distribution on its stock, other than regularly scheduled dividends on Alanco's preferred stock;

(c)           There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting its business; and

 (d)           There has been no other event or condition of any character pertaining to and materially adverse to the assets or business of Alanco.

6.12           Taxes.  Alanco has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it ("Tax Returns").  Alanco has paid, or adequate provision has been made in the SEC Reports for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes").  No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Alanco.  There are no tax examinations or audits underway involving Alanco.

6.13           Disposal of Waste.  Neither Alanco nor any Subsidiary has disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by them, nor do any of them have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

6.14           Other Environmental Matters.  As to all operations relating to the business: (a) Alanco and all Alanco Subsidiaries have complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where the Business is conducted; (b) neither Alanco nor any Alanco Subsidiary has received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA or NPL) or by any state as a site that actually or potentially requires investigation or remedial action; (d) neither Alanco nor any Alanco Subsidiary is a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Alanco or any Alanco Subsidiary.

6.15           Compliance With Laws.

(a)           Alanco is in full compliance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.

(b)           Other than corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Alanco to conduct its business.

6.16           Litigation.  Except as set forth on Schedule 6.16 of the Alanco Disclosure Schedules or in the SEC Reports, there is no material action, suit, arbitration, proceeding or investigation pending or threatened against Alanco before any court or administrative agency, nor does Alanco, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Alanco has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to its business.

6.17           Brokers.  Alanco has not employed any broker, finder of financial advisor, or incurred any direct or indirect liability for any broker’s fees, commission, or financial advisory or finder’s fees in connection with any of the transactions contemplated by this Agreement, except for Roth Capital Partners.  A complete and accurate copy of the engagement agreement with said firm has been given to YuuZoo.

6.18           Full Disclosure; No Misrepresentation.  Alanco has fully provided YuuZoo with all the information which YuuZoo has requested for deciding whether to enter into this Agreement and all information which Alanco believes is reasonably necessary to enable YuuZoo to make such decision.  Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Alanco pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

7.           Private Placement Status; Representations and Warranties of YuuZoo.  YuuZoo represents and warrants to Alanco as follows, and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

7.1           All of YuuZoo’s shareholders are either non US Persons not resident in the United States as defined in Regulation S under the Securities Act of 1933 (“Act”), are accredited investors as defined in Regulation D under the Act or have available other exemptions from the registration requirements of applicable US securities laws.

7.2           All of YuuZoo’s shareholders have such knowledge and experience in financial and business matters, or will have relied upon advisors who are so qualified, that they are capable of evaluating the merits and risks of the investment by them in Alanco as contemplated by this Agreement and are able to bear the economic risk of such investment for an indefinite period of time.  Each such shareholder shall have been furnished access to such information and documents as he has requested concerning the business and financial condition of Alanco and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

7.3           To YuuZoo’s knowledge each shareholder of YuuZoo will be acquiring the Alanco Common Stock for investment for his own account and not with a view to, or for resale in connection with, any distribution.  Each shareholder of YuuZoo will understand that the Alanco Common Stock to be issued to him hereunder has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of YuuZoo’s representations expressed herein.

7.4           YuuZoo acknowledges that the Alanco Common Stock of Alanco must be held indefinitely and may not be sold or offered for sale in the United States in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or an exemption from such registration is available.

7.5           Legend.  Each certificate representing the Alanco Common Stock shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE UNITED STATES UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

Alanco shall not register a transfer of the Alanco Common Stock unless the conditions specified in the foregoing legend are satisfied.  Alanco may instruct its transfer agent not to register the transfer of any of such securities, unless the conditions specified in the foregoing legend are satisfied.

8.0           Pre-Closing Covenants.

8.1           Access to Information; Confidentiality. (a) From the date hereof to the Closing Date, each of YuuZoo and Alanco, as the “Disclosing Party,” will (i) afford to representatives of the other, as the “Receiving Party,” including its counsel, auditors and advisors, during normal business hours, access to any and all of the information with respect to its business so that the Receiving Party may have a reasonable opportunity to make a full investigation of the business, assets and liabilities of the Disclosing Party in advance of the Closing Date as the Receiving Party shall reasonably desire, and (ii) cause the directors and officers of the Disclosing Party to confer with representatives of Receiving Party and will furnish to the Receiving Party, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as the Receiving Party may reasonably request, and the Disclosing Party will furnish to the Receiving Party’s auditors all consents and authority that they may reasonably request in connection with any examination of the Disclosing Party.

(b)            Each Receiving Party hereby acknowledges that some of the information to be provided by the Disclosing Party may be designated as confidential and proprietary (the "Confidential Information").  Each Receiving Party hereby agrees that it will keep in confidence all Confidential Information that has been or may be provided by the Disclosing Party, and that the Receiving Party will use the same for the sole purpose of completing its due diligence inquiry of the Disclosing Party.  Each Receiving Party agrees not to disclose the Confidential Information to any person except those of its employees and advisors who have a reasonable need to know such information to advise the Receiving Party in connection with the transactions contemplated hereby.  This Section 8.1(b) shall be inoperative as to such portions of Confidential Information which (i) are or become generally available to the public, other than as a result of a disclosure by the Receiving Party or its employees or advisors; (ii) become available to the Receiving Party on a non-confidential basis from a third party who has the right to disclose the same; (iii) were known to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party or one of its representatives; or (iv) is required to be disclosed by law, governmental regulation or a court order, except that in such circumstances, the Receiving Party shall provide written notice of such required disclosure to the Disclosing Party as soon as possible in order to enable the Disclosing Party, if necessary, to seek a protective order.

8.2           Interim Operations of the Business of YuuZoo.  Except as provided in Schedule 8.2, YuuZoo covenants and agrees that between the date hereof and the Closing Date:

(a)           YuuZoo shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact and (ii) keep available the services of its present employees.

(b)           YuuZoo shall not mortgage or encumber any of its assets.

(c)           All of YuuZoo’s assets shall be used, operated, maintained and repaired in accordance with normal and prudent business practices.

(d)           YuuZoo shall use its best efforts to preserve its relationships and goodwill with its customers, suppliers, licensors and others having business relationships with it.

(e)           YuuZoo shall (i) maintain all of its assets in substantially the same condition as they are now (reasonable wear and tear, which are not such as to adversely affect the operation of its business, excepted), (ii) maintain insurance upon the assets and with respect to the conduct of the business, all such insurance to be comparable in amount, scope and coverage to that in effect on the date of this Agreement, and (iii) give Alanco immediate written notice of any material damage to YuuZoo's assets by fire or other casualty.

(f)           YuuZoo shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods, and shall not make any changes in the accounting methods or practices followed by YuuZoo or any change in the depreciation or amortization policies or rates theretofore adopted or applied.

(g)           YuuZoo shall duly comply with all laws applicable to it, its assets and the conduct of its business.

(h)           YuuZoo shall perform all of its obligations without default.

(i)           YuuZoo shall not grant any power of attorney with respect to its business or its assets.

(j)           Without the prior written notice to Alanco before the end of the Due Diligence Period (as hereinafter defined), or without the prior written consent of Alanco thereafter, YuuZoo shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of its existing material contracts or agreements.

(k)           YuuZoo will not authorize or permit (i) its Organizational Memorandum, Articles of Association or By-Laws to be amended, (ii) the merger, consolidation or other combination of YuuZoo with any other entity, (iii) the character of its business to be changed, (iv) YuuZoo to issue, sell or deliver, or authorize the issuance, sale or delivery of, or redeem, any shares of any class of its capital stock or any securities convertible into or exercisable or exchangeable for any such shares, or any warrants, calls, options, stock appreciation rights or other rights calling for the issuance, sale or delivery of any such shares or convertible, exercisable or exchangeable securities, (v) YuuZoo to pay any dividend or other distribution with respect to its capital stock or redeem or repurchase any of its capital stock.

(l)           YuuZoo will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of YuuZoo set forth herein or which would cause a breach of any such representation, warranty or covenant.

8.3           Interim Operations of the Business of Alanco.  Except as provided in Schedule 8.3, Alanco covenants and agrees that between the date hereof and the Closing Date:

(a)           Alanco shall use its best efforts to preserve its business organization intact, maintain its Nasdaq Capital Market Listing, and comply with all reporting requirement under the Securities Exchange Act of 1934.

(b)           Alanco shall not mortgage or encumber any of its assets without receiving prior written permission of YuuZoo.

(c)           Alanco shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods, and shall not make any changes in the accounting methods or practices followed by Alanco.

(d)           Alanco shall duly comply with all laws applicable to it, its assets and the conduct of its business.

(e)           Alanco shall perform all of its obligations without default.

(f)           Alanco shall not grant any power of attorney with respect to its business or its assets.

(g)           Without the prior written notice to YuuZoo before the end of the Due Diligence Period (as hereinafter defined), or without the prior written consent of YuuZoo thereafter, Alanco shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of its existing material contracts or agreements.

(h)           Alanco shall not issue any additional shares of its capital stock, except upon (1) exercise of any warrants or options outstanding on the date of this Agreement, or (2) exercise of existing conversion rights of preferred stock of the Company outstanding on the date of this Agreement or issued as in-kind dividends after the date of this Agreement.

(i)           Alanco will not authorize or permit (i) its Articles of Incorporation or By-Laws to be amended, (ii) the merger, consolidation or other combination of Alanco with any other entity, (iii) Alanco to issue, sell or deliver, or authorize the issuance, sale or delivery of, any shares of any class of its capital stock or any securities convertible into or exercisable or exchangeable for any such shares, or any warrants, calls, options, stock appreciation rights or other rights calling for the issuance, sale or delivery of any such shares or convertible, exercisable or exchangeable securities, or (v) Alanco to pay any dividend or other distribution with respect to its capital stock other than regular dividends on its outstanding Preferred Stock.

(j)           Alanco will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of Alanco set forth herein or which would cause a breach of any such representation, warranty or covenant.

(k)           Upon the request of YuuZoo, Alanco will borrow funds from third parties identified by YuuZoo employing Alanco’s Orbcomm common stock as collateral and upon terms acceptable to Alanco, and loan the proceeds therefrom to YuuZoo upon terms and conditions acceptable to Alanco and YuuZoo in good faith.

8.4           Advice of Changes.  Each of Alanco and YuuZoo will give prompt notice to the other upon becoming aware of (i) the occurrence, or failure to occur, of any event or other development which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any respect and (ii) any failure on its part to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement on or prior to the Closing Date.  The notifying party will use its commercially reasonable efforts to prevent or promptly remedy any matter which is or would be the subject of any such notice.  No notice pursuant to this Section 8.4 will be deemed to amend or otherwise modify or affect any representations or warranties, covenants, obligations, agreements or conditions set forth herein, amend any schedule hereto or limit or otherwise affect any available remedies.

8.5           Commercially Reasonable Efforts; Further Assurances.

(a)           YuuZoo will use its commercially reasonable efforts to cause to be fulfilled the conditions to the obligations of Alanco set forth in Section 9.1, and Alanco will use its commercially reasonable efforts to cause to be fulfilled the conditions to the obligations of YuuZoo set forth in Section 9.2.

(b)           From time to time, as and when requested by any party to this Agreement, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as such other party may reasonably deem necessary or desirable to consummate the transaction contemplated by this Agreement.

8.6           No Public Disclosure.  The parties hereto hereby covenant and agree that they shall not publicly disclose the existence of this Agreement or the terms of the transactions contemplated by this Agreement except (i) with the prior written consent of the other party, (ii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties (including appropriate news releases required by such authorities with respect to Alanco’s Common Stock), (iv) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (v) in any action by any party to enforce this Agreement.

9.           Conditions Precedent to Closing.

9.1.           Conditions to the Obligations of Alanco.  The performance of the obligations of Alanco hereunder is subject to the fulfillment, or waiver by Alanco, on or before the Closing Date of the following conditions:

(a)           Authorization.  All action necessary to authorize the execution, delivery and performance of this Agreement by YuuZoo and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by YuuZoo and the YuuZoo shareholders, and YuuZoo shall have full power and right to consummate the transactions contemplated hereby and thereby.

(b)           Conduct of Business in Ordinary Course.  To the Closing Date, YuuZoo shall have conducted its business only in the ordinary course, consistent with the past practices of YuuZoo, the limitations of Section 8.2, and the other covenants and representations made by YuuZoo herein, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Alanco.

(c)           Consents and Approvals.  YuuZoo shall have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby, including but not limited to the consent to the transactions contemplated hereby of the parties to all material agreements under which YuuZoo would otherwise be in default as a result of the transactions contemplated hereby.  All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement by YuuZoo and the consummation of the transactions contemplated hereby shall have been obtained.

(d)           No Litigation or Legislation.  No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

(e)           Accuracy of Representations and Warranties.  Each of the representations and warranties of YuuZoo set forth in Sections 5 and 7 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on such date (except where such representations and warranties are by their express terms made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date).

(f)           Performance of Obligations of YuuZoo.  Each and all of the covenants and agreements of YuuZoo to be performed or complied with pursuant to the this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects.

(g)           Due Diligence.  Alanco shall be satisfied in its sole discretion with the YuuZoo Disclosure Schedules and/or its due diligence investigation of YuuZoo, its business, assets and liabilities. If Alanco has not given written notice of its dissatisfaction with its due diligence investigation before 5:00 p.m. Arizona Time, on July 31, 2011, then Alanco shall be deemed satisfied with its due diligence investigation of YuuZoo and this condition shall be deemed to be fully satisfied.

(h)           Continued Nasdaq Listing. Alanco shall have received notice from Nasdaq that it will be given additional time to complete its plan of compliance for its continued listing on the Nasdaq Capital Market, and that the reverse merger contemplated herein has been approved by Nasdaq so that the continued listing of Alanco as the resulting company after the Closing Date on the Nasdaq Capital Market has also been approved by Nasdaq.

(i)           No Material Adverse Change.  There shall not have occurred a material adverse change to YuuZoo, its business or assets, or a material increase in its liabilities.

(k)           Delivery of Closing Documents.  Alanco shall have received the closing documents set forth in Section 12.1 hereof.

9.2.           Conditions to the Obligations of YuuZoo.  The performance of the obligations of YuuZoo hereunder is subject to the fulfillment, or waiver by YuuZoo on or before the Closing Date of the following conditions:

(a)           Authorization.  All action necessary to authorize the execution, delivery and performance of this Agreement Alanco, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Alanco and the Alanco shareholders, including approval of the change of the state of organization of Alanco to Delaware, and Alanco shall have full power and right to consummate the transactions contemplated hereby and thereby.

(b)           Conduct of Business in Ordinary Course.  To the Closing Date, Alanco shall have conducted its business consistent with the limitations of Section 8.3, and the other covenants and representations made by Alanco herein, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by YuuZoo.

(c)           Consents and Approvals.  Alanco shall have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby, including but not limited to the consent to the transactions contemplated hereby of the parties to all material agreements under which Alanco would otherwise be in default as a result of the transactions contemplated hereby.  All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement by Alanco and the consummation of the transactions contemplated hereby shall have been obtained.

(d)           No Litigation or Legislation.  No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

(e)           Accuracy of Representations and Warranties.  Each of the representations and warranties of Alanco set forth in Section 6 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on such date (except where such representations and warranties are by their express terms made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date).

(f)           Performance of Obligations of Alanco.  Each and all of the covenants and agreements of Alanco to be performed or complied with pursuant to the this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects.

(g)           Due Diligence.  YuuZoo shall be satisfied in its sole discretion with the Alanco Disclosure Schedules and its due diligence investigation of Alanco, its business, assets and liabilities. If YuuZoo has not given written notice of its dissatisfaction with its due diligence investigation before 5:00 p.m. Arizona Time, on July 31, 2011, then YuuZoo shall be deemed satisfied with its due diligence investigation of Alanco and this condition shall be deemed to be fully satisfied.

(h)           Continued Nasdaq Listing. Alanco shall have received notice from Nasdaq that it will be given additional time to complete its plan of compliance for its continued listing on the Nasdaq Capital Market, and that the reverse merger contemplated herein has been approved by Nasdaq so that the continued listing of Alanco as the resulting company after the Closing Date on the Nasdaq Capital Market has also been approved by Nasdaq.

(i)            Alanco Cash Assets.  In connection with the calculation of the Net Assets of Alanco, as set forth in Section 2.5, the cash portion of the “Net Assets of Alanco” shall be satisfactory to YuuZoo.

(j)           No Material Adverse Change.  There shall not have occurred a material adverse change to Alanco, its business or assets, or a material increase in its liabilities.

(k)           Delivery of Closing Documents.  YuuZoo shall have received the closing documents set forth in Section 12.2 hereof.

10.0  Termination.

10.1           Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)           by the mutual written agreement of Alanco and YuuZoo;

(b)           by written notice by YuuZoo to Alanco or by Alanco to YuuZoo, if the Closing Date shall not have occurred on or before September 30, 2011, except that neither Alanco nor YuuZoo may so terminate this Agreement if the absence of such occurrence is due to the breach by Alanco or YuuZoo of any of its representations, warranties, covenants or agreements under this Agreement;

(c)           by written notice by YuuZoo to Alanco or by Alanco to YuuZoo, if there shall be any law that makes consummation of the transaction contemplated herein illegal or otherwise prohibited or if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable;

(d)           by written notice by YuuZoo to Alanco if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Alanco set forth in this Agreement, or if any representation or warranty of Alanco set forth in this Agreement shall have become untrue, in any such case such that the conditions set forth in Section 9.2 (e) or Section 9.2(f), as the case may be, would not be satisfied as of such time, provided that if such breach is curable by Alanco prior to September 30, 2011 through the exercise of Alanco's commercially reasonable efforts, then for so long as Alanco continues to exercise such commercially reasonable efforts to cure the same, YuuZoo may not terminate this Agreement pursuant to this Section 10.1(d);

(e)           by written notice by Alanco to YuuZoo if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer set forth in this Agreement shall have become untrue, in any such case such that the conditions set forth in Section 9.1(e) or Section 9.1(f), as the case may be, would not be satisfied as of such time, provided that if such breach is curable by Buyer prior to September 30, 2011 through the exercise of its commercially reasonable efforts, then for so long as YuuZoo continues to exercise such commercially reasonable efforts to cure the same, Alanco may not terminate this Agreement pursuant to this Section 10.1(e);

(f)           by written notice by Alanco to YuuZoo or by YuuZoo to Alanco if the required shareholder approval of either company shall not have been obtained upon the taking of such vote at a duly held meeting of stockholders of such company or at any adjournment thereof;

(g)           by written notice by Alanco to YuuZoo if Alanco is not satisfied with (i) its due diligence of YuuZoo on or before 5:00 p.m. on July 31, 2011 in accordance with Section 9.1(g) of this Agreement; or

(h)           by written notice by YuuZoo to Alanco if YuuZoo is not satisfied with its due diligence of Alanco on or before 5:00 p.m. on July 31, 2011 in accordance with Section 9.2(g) of this Agreement.

10.2           Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement (other than with respect to Section 8.1(b), this Section 10.2 and the general provision starting at Section 14 and thereafter, which shall continue in effect) shall thereafter become void and have no effect, without any liability on the part of any party in respect thereof, except that nothing herein will relieve any party from liability for any breach of this Agreement.

11.0           Closing and Effective Date.  The closing ("Closing") shall occur at ______________________ _______________________________ on the third day following the day that is the later of (i) the Alanco shareholders approve the transaction contemplated by this Agreement, (ii) the YuuZoo shareholders approve the transaction contemplated by this Agreement, (iii) Alanco shall have received notice from Nasdaq that the reverse merger contemplated herein has been approved by Nasdaq so that the continued listing of Alanco as the resulting company after the Closing Date on the Nasdaq Capital Market has been approved by Nasdaq, or such other time as the parties mutually agree (the "Closing Date").  The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated. As soon after the Closing as practicable, a Plan of Merger in the form of Exhibit A attached hereto and Articles of Amendment and Merger in the form of Exhibit B attached hereto shall be filed with the Arizona Corporation Commission, and the Plan of Merger as well as Articles of Merger in the form of Exhibit C attached hereto shall be filed with the Registrar of Corporate Affairs for the British Virgin Islands. The date of the later of such filings, the issuance by the Registrar of Corporate Affairs for the British Virgin Islands of a Certificate of Merger, or such other date as the parties may agree upon in writing pursuant to applicable law, is referred to in this Agreement as the “Effective Date.”

12.0           Closing Documents.  On the Closing Date, the parties shall exchange documents as follows:

12.1.           Delivery by YuuZoo.  YuuZoo shall deliver to Alanco:

(a)           A copy of the resolutions duly adopted by the Board of Directors and shareholders of YuuZoo authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary of YuuZoo.

(b)           A certificate signed by an authorized officer of YuuZoo to the effect that YuuZoo has fully performed all of its pre-closing commitments hereunder and that all of its warranties and representations contained herein continue to be true and accurate as of the Closing Date as if made on such date (except where such representations and warranties are by their express terms made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date).

(c)           The opinion of counsel to YuuZoo dated as of the Closing Date to Alanco to the following effect:

(1)           YuuZoo is a corporation duly organized, validly existing and in good standing under the laws of the Virgin Islands, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

(2)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of YuuZoo and its shareholders and this Agreement has been duly executed and delivered by YuuZoo and constitutes a valid and binding obligation of YuuZoo in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by YuuZoo or its obligations hereunder.

(3)           To the best of said counsel's knowledge YuuZoo has the right to merge with Alanco pursuant hereto.

(4)           Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, YuuZoo or YuuZoo's properties or business or the transactions contemplated under this Agreement.

(e)           Such further instruments or documents as Alanco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

12.2.           Delivery by Alanco.  Alanco shall deliver to YuuZoo:

(a)           A copy of the resolutions duly adopted by the Board of Directors of Alanco and its shareholders authorizing and approving the execution, delivery and performance of this Agreement and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Alanco.

(b)           A certificate signed by an authorized officer of Alanco to the effect that Alanco has fully performed all of its pre closing commitments hereunder and that all of its warranties and representations contained herein continue to be true and correct as of the Closing Date as if made on such date (except where such representations and warranties are by their express terms made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date).

(c)           The opinion of counsel to Alanco dated as of the Closing Date to YuuZoo to the following effect:

(1)           Alanco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

(2)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Alanco and its shareholders and this Agreement has been duly executed and delivered by Alanco and constitutes a valid and binding obligation of Alanco in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Alanco or its obligations hereunder.

(3)           Except as may be specified by such counsel, they do not know of any material litigation, proceeding or governmental investigation pending or threatened against, or relating to, Alanco or its properties or business or the transactions contemplated under this Agreement.
(4)           The shares of Alanco Common Stock to be issued to the YuuZoo Shareholders, when issued, shall be fully paid, non assessable, and validly issued.

(d)           A letter of instructions to the Exchange Agent describing and instructing the Exchange Agent to issue shares of Alanco Common Stock to the YuuZoo shareholders in accordance with this Agreement.

(e)           Such further instruments or other documents as YuuZoo or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

12.3.           Form of Closing Documents.  All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

12.4           Additional Documents.  The parties further agree that at any time subsequent to the date hereof, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the properties and assets to be conveyed pursuant hereto.

13.0	Post-Closing Covenants.

13.1           Alanco Board Membership; Officers. Promptly following the Closing Date, the Alanco Board of Directors shall be comprised of the person set forth in Section 1.4 of this Agreement, and said Board shall elect officers of the company as set forth in Section 1.5 of this Agreement.

13.2           Alanco Name Change.  The name of the resulting corporation shall be changed from Alanco Technologies, Inc. to YuuZoo Corporation and the parties agree to take such actions to accomplish the same and to file necessary notices with all third parties in connection therewith.

13.3           Change of State of Organization.  As soon as practicable following the Closing, the surviving corporation shall change its state of organization from Arizona to Delaware, and the parties agree to take such actions to accomplish the same and to file necessary documents with all third parties in connection therewith.

13.4        Issuance of Warrants to YuuZoo Employees and Investors.   Promptly following the Closing, the surviving corporation shall issue to individuals and entities selected by its Board of Directors an aggregate number of warrants to purchase Alanco Common Stock equal to the number of Alanco employee stock options outstanding immediately before the Closing multiplied by the YuuZoo Value divided by the Alanco Value (as defined in Section 2.2 and as adjusted by Section 2.5).   The new warrants shall have an exercise price of $1.50 per share of Alanco Common Stock, and shall have the same exercise term and vesting schedule as the Alanco employee stock options outstanding immediately before the Closing.

14.0           Benefits of this Agreement.  Nothing in this Agreement shall be construed to give any benefits to any person, corporation or other entity, other than YuuZoo and Alanco, and this Agreement shall be for the sole and exclusive benefit of the YuuZoo and Alanco.

15.0           Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto.  This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties, and no assignment of this Agreement shall relieve the assigning party or its obligations hereunder.

16.0           Notices.  All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or four business days after being so mailed (two business days in the case of overnight courier service).  All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section 16:

(a)           if to YuuZoo:

YuuZoo Corporation BVI
87 Beach Road, #04-01 Chye Sing Building
Singapore 189695
Attn: Thomas Zilliacus, CEO
telephone: +65-6271-3468
fax: +65-6275-8469
e-mail: thomas.zilliacus@yuuzoo.com

with a copy to:

Anthony Williams, Esq
        DLA Piper LLP (US)
                        1251 Avenue of the Americas, 27th Floor
                        New York, NY 10003
                            Telephone: +1-212-335-6158
                                Fax: +1-212-884-8581
                                e-mail: anthony.williams@dlapiper.com

(b)           if to Alanco

Alanco Technologies, Inc.:
15575 N. 83rd Way, Suite 3
Scottsdale, Arizona 85260
Attn: Robert R. Kauffman, CEO
telephone: +1-480-505-4859
fax: +1-480-607-1515
e-mail: rrk@alanco.com

with a copy to:

Steven P. Oman, Esq
8664 E. Chama Road
Scottsdale, Arizona 85255
telephone: +1-480-348-1470
fax: +1-480-348-1471
e-mail: soman@omanlaw.net

17.0           Severability.  In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

18.0           Entire Agreement.  This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein.  This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

19.0           Waiver.  No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

20.0           Agreement Expenses.  Each of the parties shall bear its own expenses in connection with the transactions covered or contemplated by this Agreement, including attorney’s, broker’s, audit and accountant’s fees, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.  Notwithstanding the foregoing, the parties acknowledge and agree that all such expenses or either party will be the obligation of Alanco as the resulting entity upon the Closing Date, and that provided the Closing of the transaction contemplated herein occurs, then Alanco shall be responsible for payment of all of such expenses then remaining unpaid..

21.0           Applicable Law.  This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

22.0           Attorneys' Fees.  In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

23.0           Equitable Relief.  The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate.  Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions.  The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance.  Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

24.0           Consent to Jurisdiction.

24.1           Each of Alanco and YuuZoo hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Eastern District of New York for the purposes of any action initiated by either party arising out of or relating to this Agreement.  Each of Alanco and YuuZoo agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to its respective address set forth in Section 16 will be effective service of process for any action brought against it in any such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of Alanco and YuuZoo irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of or relating to this Agreement in the courts of the State of New York and the United States District Court for the Eastern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.  Notwithstanding the foregoing, Alanco and YuuZoo agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in Law or in equity.

24.2           EACH OF ALANCO AND YUUZOO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

25.0           Exhibits and Schedules; Disclosure.

25.1           All exhibits and schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

25.2           Alanco and YuuZoo shall have the right to deliver to the other at the Closing a supplement to the Schedules hereto containing any matters occurring after the date hereof (and permitted pursuant to the terms hereof) which, if occurring prior to the date hereof, would have been required to be set forth or described on such Schedules.

26.0           Interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any Federal, state, local, or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" and (iv) the word "or" shall not be exclusive.

27.0           Captions; Currency.  The article, section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.  Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement and all references herein to schedules and exhibits are to schedules and exhibits to this Agreement. Unless otherwise specified, all references contained in any Financial Statement, Schedule or Exhibit referred to herein or therein or in any instrument or document delivered pursuant hereto thereto to dollars or "$" shall mean United States Dollars.

 28.0           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.  No party shall be bound until each party has signed at least one (1) such counterpart.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.

YUUZOO CORPORATION BVI
a British Virgin Islands corporation

By: _______________________________
Thomas Zilliacus
Executive Chairman and Chief Executive Officer

ALANCO TECHNOLOGIES, INC.
an Arizona corporation

By: ________________________________________
Robert R. Kauffman
Chief Executive Officer

Schedule                                                      Description
5.1                                                        YuuZoo Memorandum,Articles and Bylaws
5.2                                                        Capitalization
5.3                                                        Other Subsidiaries or Investments
5.7                                                        YuuZoo Financials
5.8                                                        Undisclosed Liabilities
5.10                                                      Problem Accounts Receivable
5.12                                                      Changes
5.13                                                      Real estate; Liens on Assets
5.14                                                      Intellectual Property
5.15                                                      Material Contracts
5.16                                                      Conflict Transactions
5.17              Outstanding Indebtedness
5.18                                                      Employment Contracts
5.19                                                      Employee Benefit Plans
5.21                                                      Insurance Policies
5.23                                                      Litigation
6.1                                                        Alanco Articles and Bylaws
6.10                                                      Material Contracts
6.11                                                      Changes
6.16                                                      Litigation

Exhibit                                                         Description
A             Plan of Merger
B                                                         Articles of Amendment and Merger (Arizona)
C                                                         Articles of Merger (British Virgin Islands)